Exhibit 99.1

Independence Realty Trust Announces Fourth Quarter and Full Year 2018 Financial Results

Introduces 2019 Full Year Guidance Metrics

PHILADELPHIA – (BUSINESS WIRE) – February 21, 2019 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2018 financial results.

Fourth Quarter Highlights

•	Net income allocable to common shares of $14.6 million for the quarter ended December 31, 2018 as compared to $6.3 million for the quarter ended December 31, 2017.

•	Earnings per diluted share of $0.16 for the quarter ended December 31, 2018 as compared to $0.08 for the quarter ended December 31, 2017.

•

Core Funds from Operations (“CFFO”) of $16.6 million for the quarter ended December 31, 2018 as compared to $15.3 million for the quarter ended December 31, 2017. CFFO per share was $0.19 for the fourth quarter of 2018 as compared to $0.18 for the fourth quarter of 2017.

•	Adjusted EBITDA of $25.7 million for the quarter ended December 31, 2018 as compared to $21.7 million for the quarter ended December 31, 2017.

Full Year Highlights:

•	Since the inception of our value add program, IRT has completed renovations in 1,232 units, achieving a weighted average return on investment of 18.4% on interior renovations.

•	Net income allocable to common shares of $26.3 million for the twelve months ended December 31, 2018 as compared to $30.2 million for the twelve months ended December 31, 2017.

•	Earnings per diluted share of $0.30 for the twelve months ended December 31, 2018 as compared to $0.41 for the twelve months ended December 31, 2017.

•

Core Funds from Operations (“CFFO”) of $65.1 million for the twelve months ended December 31, 2018 as compared to $55.7 million for the twelve months ended December 31, 2017. CFFO per share was $0.74 for the full year 2018 as compared to $0.73 for the full year 2017.

•	Adjusted EBITDA of $97.1 million for the twelve months ended December 31, 2018 as compared to $81.0 million for the twelve months ended December 31, 2017.

Included later in this press release are definitions of CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary:

“IRT’s 2018 performance highlights our focus on providing strong, consistent results at the property level while investing in long-term growth through portfolio enhancements.,” said Scott Schaeffer, IRT’s Chairman and CEO. “We are executing on our value add program which is designed to increase rents while lowering operating costs resulting in expanded operating margins, as highlighted by the 3.9% same store NOI growth achieved in the fourth quarter. During 2018 we continued to demonstrate our ability to identify high-quality, middle market communities in core markets like Columbus and Tampa, while exiting markets where we do not see favorable, long-term fundamentals.  We also strengthened the balance sheet with a new $200 million term loan, extending our maturities by over 2 years and reducing our interest cost by 15 basis points.  As we look to 2019, we are encouraged by the positive macro outlook for multifamily communities, and are dedicated to driving strong NOI growth through our value add program. We are confident that our strategies and execution puts us on the right path to achieve our long-term objectives.”

Same Store Property Operating Results

	Fourth Quarter 2018 Compared to Fourth Quarter 2017(1)	Twelve Months Ended 12/31/18 Compared to Twelve Months Ended 12/31/17(1)
Rental income	1.6% increase	1.7% increase
Total revenues	1.7% increase	2.0% increase
Property level operating expenses	1.5% decrease	1.1% increase
Net operating income (“NOI”)	3.9% increase	2.6% increase
Portfolio average occupancy	170 bps decrease to 93.1%	60 bps decrease to 94.1%
Portfolio average rental rate	3.3% increase to $1,049	2.4% increase to $1,033
NOI Margin	130 bps increase to 61.7%	30 bps increase to 60.1%

(1)	Same store portfolio for the three and twelve months ended December 31, 2018 includes 37 properties, which represent 10,329 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude seven communities that are both part of our same store portfolio and part of our Value Add program for the three and twelve months ended December 31, 2018.

	Fourth Quarter 2018 Compared to Fourth Quarter 2017(1)	Twelve Months Ended 12/31/18 Compared to Twelve Months Ended 12/31/17(1)
Rental income	2.2% increase	2.1% increase
Total revenues	2.5% increase	2.5% increase
Property level operating expenses	0.9% increase	2.4% increase
Net operating income (“NOI”)	3.5% increase	2.6% increase
Portfolio average occupancy	50 bps decrease to 94.3%	30 bps increase to 95.0%
Portfolio average rental rate	2.8% increase to $1,045	1.9% increase to $1,032
NOI Margin	50 bps increase to 61.3%	10 bps increase to 60.0%

(1)	Same store portfolio, excluding value add, for the three and twelve months ended December 31, 2018 includes 30 properties, which represent 7,976 units.

Capital Recycling

As previously announced, IRT commenced a capital recycling initiative in the third quarter of 2018 aimed to dispose of assets in markets that lack desirable long-term fundamentals in order to invest in attractive non-gateway markets to gain scale. As part of this capital recycling initiative, IRT identified four acquisitions in target markets as well as five properties in its portfolio that it identified as held for sale. IRT completed the acquisition of the fourth target community during the quarter, and completed the disposition of two communities held for sale in the quarter.

Acquisitions completed in the fourth quarter:

•

On October 11, 2018, IRT completed the acquisition of a 260-unit community located in McDonough, GA for a purchase price of $30.5 million. IRT assumed $15.5 million of property level debt in connection with this acquisition. As of December 31, 2018, the community was 96.9% occupied with average rent per unit of $981. IRT closed this acquisition using proceeds from its line of credit in advance of completing sales associated with the capital recycling initiative.

•

On November 7, 2018, IRT completed the acquisition of a 276-unit community located in Brandon, FL for a purchase price of $47.0 million. As of December 31, 2018, the community was 96.4% occupied with average rent per unit of $1,145. IRT closed this acquisition using proceeds from its line of credit in advance of completing sales associated with the capital recycling initiative.

Dispositions completed in the fourth quarter:

•	On December 20, 2018, IRT completed the disposition of a 346-unit community located in Greenville, SC for $52.5 million, which was previously identified as held for sale.

•	On December 27, 2018, IRT completed the disposition of a 170-unit community located in Ridgeland, MS for $24.8 million, which was previously identified as held for sale.

Term Loan Agreement

As previously announced, on October 30, 2018 IRT entered into a five-year, $200 million unsecured term loan that will mature in January 2024. The proceeds were used to paydown borrowings outstanding under the revolving portion of IRT’s $300 million unsecured credit facility. The term loan bears interest at a spread over LIBOR based on IRT’s overall leverage. At closing, the spread to LIBOR was 145 basis points. To continue IRT’s practice of reducing exposure to floating interest rates, IRT purchased an interest rate collar that caps LIBOR at 2.50%, subject to a floor on LIBOR of 2.25%, during the five-year term.

At-the-Market Offering

During the fourth quarter of 2018, IRT issued 273,000 shares of common stock under IRT’s at-the-market sales program at a weighted average per share price of $10.35, yielding net proceeds of approximately $2.8 million.

Capital Expenditures

For the three months ended December 31, 2018, recurring capital expenditures for the total portfolio were $1.9 million, or $120 per unit. For the twelve months ended December 31, 2018, recurring capital expenditures for the total portfolio were $7.3 million, or $463 per unit.

Value Add Update

Value add initiatives, comprised of renovations and upgrades at selected communities to drive increased rental rates, remain a core component of IRT’s growth strategy for the fourth quarter of 2018 and beyond. IRT currently executing on two phases of value add projects covering 4,314 units across 14 communities. Seven of these 14 communities are part of the same store portfolio in 2018. These value-add initiatives have an estimated total investment of approximately $50.0 million and are expected to unlock an additional $8.0 to $9.0 million in NOI once all of the renovations are completed.

During the fourth quarter of 2018, IRT continued to execute on its value add program completing 385 units, which brings the total units completed to 1,232 units, or 29% of the Phase 1 and 2 value add program. The remaining value add projects, covering 3,082 units, are expected to be completed in 2019 and through the beginning of 2020. To-date, 90% of the completed units have been leased with a rental premium of $156 per unit per month, generating an 18.4% return on interior renovations. In addition to interior unit renovations, we are also improving many of the common area amenities at these value add communities as we position them to compete with Class A properties in their markets, but at a much lower price point.  See the “Value Add Summary” within our Supplemental Information for additional detail.

Distributions

On December 13, 2018, IRT’s Board of Directors declared a quarterly cash dividend for the fourth quarter of 2018 of $0.18 per share of IRT common stock, payable on January 24, 2019 to stockholders of record on December 27, 2018.

2019 EPS and CFFO Guidance

IRT is announcing 2019 full year guidance. EPS per diluted share is projected to be in a range of $0.76 to $0.80. CFFO per diluted share, a non-GAAP financial measure, is projected to be in the range of $0.74 to $0.78. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, is included below. Also, included below are the primary assumptions underlying these estimates. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2019 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.76	$0.80
Adjustments:
Depreciation and amortization	0.43	0.47
Gains on sale of assets	(0.51)	(0.55)
Share base compensation	0.04	0.04
Amortization of deferred financing fees	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.78

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2019 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the following key assumptions for our 2019 performance.

(2)	Per share guidance is based on weighted average shares and units outstanding of 90.2 million.

Same Store Communities	2019 Outlook
Number of properties/units	50 properties / 13,697 units
Property revenue growth	4.0% to 6.0%
Controllable property operating expense growth	2.5% to 3.5%
Real estate tax and insurance expense increase (1)	6.0% to 12.0%
Total real estate operating expense growth	4.0% to 6.0%
Property NOI growth	3.5% to 5.5%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$9.0 to $10.0 million

Transaction/Investment Volume
Acquisition volume (2)	$30.0 to $110.0 million
Disposition volume (3)	$100.0 to $180.0 million

Capital Expenditures
Recurring	$8.0 to $9.0 million
Value add & non-recurring	$30.0 to $38.0 million

(1)

In 2019, we are expecting increases in real estate tax expense in several of our recently acquired communities that are new to our same store portfolio. Our underwriting contemplates tax increases due to re-assessments, however, the ultimate timing is difficult to predict.

(2)	Acquisition volume includes the completion of acquisitions from the 2018 capital recycling program ($30.0 million) and potential capital recycling acquisitions in 2019.
(3)	Dispositions include the completion of dispositions from the 2018 capital recycling program ($100.0 million) and potential capital recycling dispositions in 2019.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, Adjusted EBITDA and NOI.  Included at the end of this release is a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 10:00 AM ET on Thursday, February 21, 2019 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 4378632. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 28, 2019 by dialing 1.855.859.2056, access code 4378632.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that currently owns and operates 58 multifamily apartment properties, totaling 15,880 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2019 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; failure to complete planned sales on expected terms or at all; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of or For the Three Months Ended
	December 31, 2018			September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
Selected Financial Information:
Operating Statistics:
Net income allocable to common shares	$14,580			$4,787		$3,509		$3,412		$6,293
Earnings (loss) per share -- diluted	$0.16			$0.05		$0.04		$0.04		$0.08
Total property revenue	$49,718			$48,644		$46,734		$45,616		$42,307
Total property operating expenses	$19,450			$19,792		$18,703		$18,418		$16,610
Net operating income	$30,268			$28,852		$28,031		$27,198		$25,697
NOI margin	60.9%			59.3%		60.0%		59.6%		60.7%
Adjusted EBITDA	$25,653			$24,748		$23,722		$23,012		$21,743
FFO per share -- diluted	$0.16			$0.18		$0.17		$0.17		$0.14
CORE FFO per share -- diluted	$0.19			$0.19		$0.19		$0.18		$0.18
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	94.7%			94.7%		94.7%		100.0%		100.0%
Portfolio Data:
Total gross assets	$1,798,736			$1,782,186		$1,706,465		$1,689,689		$1,551,238
Total number of properties	58			58		56		56		52
Total units	15,880			15,860		15,280		15,280		14,017
Period end occupancy	92.5%			92.3%		93.8%		93.5%		94.0%
Total portfolio average occupancy	92.3%			93.5%		94.1%		93.7%		94.1%
Total portfolio average effective monthly rent, per unit	$1,035			$1,024		$1,009		$1,004		$1,003
Same store period end occupancy (a)	93.2%			93.2%		94.3%		94.2%		95.1%
Same store portfolio average occupancy (a)	93.1%			94.1%		94.8%		94.5%		94.8%
Same store portfolio average effective monthly rent, per unit (a)	$1,049			$1,041		$1,025		$1,018		$1,015
Capitalization:
Total debt	$985,488			$963,238		$911,772		$903,286		$778,442
Common share price, period end	$9.18			$10.53		$10.31		$9.18		$10.09
Market equity capitalization	$826,802			$945,615		$906,696		$806,671		$885,094
Total market capitalization	$1,812,290			$1,908,853		$1,818,468		$1,709,957		$1,663,536
Total debt/total gross assets	54.8%			54.0%		53.4%		53.5%		50.2%
Net debt to adjusted EBITDA	9.5	x	(b)	9.7	x	9.5	x	9.7	x	8.8	x
Interest coverage	2.6	x		2.7	x	2.8	x	2.8	x	3.0	x
Common shares and OP Units:
Shares outstanding	89,184,443			88,920,879		87,044,121		86,973,397		84,708,551
OP units outstanding	881,107			881,107		899,215		899,215		3,011,351
Common shares and OP units outstanding	90,065,550			89,801,986		87,943,336		87,872,612		87,719,902
Weighted average common shares and units	89,532,373			88,585,940		87,543,931		87,466,518		86,646,371

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.
(b)

Net debt to adjusted EBITDA would be 9.2x if adjusted for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the announced 2018 capital recycling activities.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Funds From Operations (FFO):
Net Income (loss)	$14,729	$6,519	$26,610	$31,441
Adjustments:
Real estate depreciation and amortization	11,577	9,868	45,067	34,097
Net (gains) losses on sale of assets	(11,561)	(4,455)	(11,561)	(23,076)
FFO	$14,745	$11,932	$60,116	$42,462
FFO per share	$0.16	$0.14	$0.68	$0.56
Core Funds From Operations (CFFO):
FFO	$14,745	$11,932	$60,116	$42,462
Adjustments:
Stock compensation expense	558	420	2,524	1,967
Amortization of deferred financing costs	352	309	1,430	1,469
Acquisition and integration expenses	-	386	-	1,342
Other depreciation and amortization	54	44	154	104
Other expense (income)	-	(94)	(52)	(94)
(Gains) losses on extinguishment of debt	-	-	-	572
Debt extinguishment costs included in net gains (losses) on sale of assets	911	1,503	911	4,251
Acquisition related debt extinguishment expenses	-	843	-	3,624
CFFO	$16,620	$15,343	$65,083	$55,697
CFFO per share	$0.19	$0.18	$0.74	$0.73
Weighted-average shares and units outstanding	89,532,373	86,646,371	88,289,110	76,291,465

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$20,044	$19,399	$19,465	$19,123	$19,296
Non same-store net operating income	10,224	9,453	8,566	8,075	6,401
Property management income	91	135	155	139	140
Property management expenses	(2,027)	(1,661)	(1,592)	(1,683)	(1,696)
General and administrative expenses	(2,633)	(2,578)	(2,872)	(2,734)	(2,398)
Acquisition and integration expenses	—	—	—	—	(386)
Depreciation and amortization expense	(11,631)	(10,783)	(11,583)	(11,224)	(9,912)
Casualty related costs	(46)	—	—	—	—
Interest expense	(9,943)	(9,129)	(8,594)	(8,340)	(7,129)
Other income (expense)	—	—	—	144	94
Net gains (losses) on sale of assets	10,650	—	—	—	2,952
Acquisition related debt extinguishment expenses	—	—	—	—	(843)
Debt extinguishment costs included in net gains (losses) on sale of assets	—	—	—	—	—
Net income (loss)	$14,729	$4,836	$3,545	$3,500	$6,519

(a)	Same store portfolio includes 37 properties, which represent 10,329 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
Net income (loss)	$14,729		$4,836		$3,545		$3,500		$6,519
Add-Back (Deduct):
Depreciation and amortization	11,631		10,783		11,583		11,224		9,912
Interest expense	9,943		9,129		8,594		8,340		7,129
Other (income) expense	—		—		—		(52)		(94)
Acquisition and integration expenses	—		—		—		—		386
Net (gains) losses on sale of assets	(10,650)		—		—		—		(2,952)
(Gains) losses on extinguishment of debt	—		—		—		—		—
Acquisition related debt extinguishment expenses	—		—		—		—		843
Adjusted EBITDA	$25,653		$24,748		$23,722		$23,012		$21,743

INTEREST COST:
Interest expense	$9,943		$9,129		$8,594		$8,340		$7,129

INTEREST COVERAGE:	2.6	x	2.7	x	2.8	x	2.8	x	3.0	x

	Three Months Ended				Twelve Months Ended
ADJUSTED EBITDA:	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
Net income (loss)	$14,729		$6,519		$26,610		$31,441
Add-Back (Deduct):
Depreciation and amortization	11,631		9,912		45,221		34,201
Interest expense	9,943		7,129		36,006		28,702
Other (income) expense	—		(94)		(52)		(89)
Acquisition and integration expenses	—		386		—		1,342
Net (gains) losses on sale of assets	(10,650)		(2,952)		(10,650)		(18,825)
(Gains) losses on extinguishment of debt	—		—		—		572
Acquisition related debt extinguishment expenses	—		843		—		3,624
Adjusted EBITDA	$25,653		$21,743		$97,135		$80,968

INTEREST COST:
Interest expense	$9,943		$7,129		$36,006		$28,702

INTEREST COVERAGE:	2.6	x	3.0	x	2.7	x	2.8	x

Schedule V

Independence Realty Trust, Inc.

DEFINITIONS

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as acquisition and integration expenses, asset sales, debt extinguishments and acquisition related debt extinguishment expenses. EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and Core FFO, or CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While IRT’s calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITS.

IRT computes CFFO by adjusting FFO to remove the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not added back in the computation of  FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as debt extinguishment costs we incur when IRT sells a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses. NAREIT does not provide guidelines for computing CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believe they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO may provide IRT and IRT’s investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of IRT’s cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of IRT’s operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt.  (Dollars in thousands).

			As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total debt	$985,488	$963,238	$911,772	$903,286	$778,442
Less: cash and cash equivalents	(9,316)	(7,645)	(10,896)	(10,399)	(9,985)
Total net debt	$976,172	$955,593	$900,876	$892,887	$768,457

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, casualty related costs, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

			As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total assets	$1,659,336	$1,648,108	$1,583,117	$1,577,879	$1,450,624
Plus: Accumulated Depreciation (a)	120,202	114,660	104,496	94,001	84,097
Plus: Accumulated Amortization	19,198	19,418	18,852	17,809	16,517
Total gross assets	$1,798,736	$1,782,186	$1,706,465	$1,689,689	$1,551,238
(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale